Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

EVANS BANCORP ANNOUNCES 6.4 PERCENT INCREASE IN THIRD QUARTER 2004 NET INCOME AND 7.3 PERCENT
INCREASE IN YEAR-TO-DATE 2004 NET INCOME

Angola, N.Y.-October 26, 2004-Evans Bancorp, Inc. (Nasdaq: EVBN), the holding company for Evans National Bank, a commercial bank with nine branches in Western New York, and approximately $429.4 million in assets, today reported strong revenue and earning assets growth for the quarter ended September 30, 2004.

Third Quarter 2004 Performance Highlights:

•	Insurance Service and Fees increased by 27.4% over 2003

•	Deposit growth for the quarter was an annualized 14.6%

•	Earning assets grew by 7.9% in comparison to the prior year quarter

•	NPL’s to total loans improved by 7 basis points, to 0.24%

“We continued our strong 2004 performance with third quarter revenue growth of nearly 15% in comparison to 2003,” said James Tilley, President and Chief Executive Officer. “Our net interest income increased by nearly 29%, in comparison to 2003. This increase was driven by 38% growth in our investment securities portfolio from September 30, 2003, that was, in turn, a result of significant deposit growth. Revenue from our growing insurance agency business also increased significantly, improving by more than 27% over 2003.”

Net Income

Net income was $1.1 million, or $0.43 per diluted share, for the quarter ended September 30, 2004 as compared to $1.0 million, or $0.41 per diluted share, for the quarter ended September 30, 2003.

For the first three quarters of 2004 net income totaled $3.3 million, 7.3% higher than net income of $3.1 million in the first three quarters of 2003. For the nine months ended September 30, 2004, diluted earnings per share increased 6.4% to $1.34 from $1.26 in the corresponding 2003 period.

Financial Position

Total assets increased by 9.8%, to $429.4 million at September 30, 2004, compared to $391.2 million at June 30, 2004. The increase occurred primarily in investments and federal funds sold, and was a result of significant growth in regular savings accounts and other borrowed funds. During the quarter, the Bank successfully introduced a competitive retail savings account, with money market equivalent rates, which originated approximately $20 million in deposits. Additionally, the Bank borrowed approximately $30 million, at various maturities from the Federal Home Loan Bank of New York, to assist in leveraging excess capital through the corresponding purchase of investments.

Asset quality remained strong in the third quarter with net charge offs of $2 thousand. During the first nine months of 2004, the Bank had net recoveries of $51 thousand. At September 30, 2004, non-performing loans as a percentage of total loans outstanding was 0.24%, a reduction of 7 basis points in comparison to June 30, 2004 and a reduction of 25 basis points from December 31, 2003. The allowance for loan losses totaled $3.0 million, or 1.44% of gross loans outstanding, at September 30, 2004, as compared to $2.9 million, or 1.42% at June 30, 2004, and $2.5 million, or 1.35%, at December 31, 2003.

At September 30, 2004, total net loans were $203.8 million, or 47.5% of total assets compared with $185.5 million, or 55.4% of total assets at December 31, 2003. In the third quarter total gross loans increased by $5.6 million, to $206.8 million, an annualized increase of 11% from June 30, 2004. During the third quarter, commercial loans increased by $1.3 million, an annualized increase of 3.7%, and consumer loans increased by $4.3 million, an annualized increase of 28.3%.

Operational Results

Net interest income of $3.2 million for the third quarter 2004 represented a $0.7 million increase from the third quarter 2003, primarily as a result of growth in interest-earning assets and improved performance from the investment portfolio.

Non-interest income was $2.0 million for the third quarter 2004, which was consistent with the third quarter 2003. Insurance fee revenue increased $0.2 million, or 27.4% over the prior year quarter and was offset by a $0.1 million decline in loan-related fees. The increased insurance fee revenue in the quarter was primarily the result of acquisitions of two insurance agencies on January 2, 2004. The decrease in loan-related fees reflected lower loan originations and sales volume in secondary markets compared to third quarter 2003, which was a high point in a historic refinancing period.

Non-interest expense was $3.7 million for the third quarter 2004, an increase of $0.6 million, or 18.6%, over the third quarter 2003. A component of the increase was an increase of $0.2 million in salary and employee benefit expense related to Company growth and merit pay increases awarded in early 2004. Additionally, occupancy expense increased $0.2 million over third quarter 2003 primarily due to expenses incurred during the Company’s move to its new administrative offices in Hamburg, New York.

Ulrich & Company Acquisition

On October 1, 2004, Evans Bancorp, Inc. announced that wholly-owned subsidiary ENB Insurance Agency had acquired Ulrich & Company, Inc., the largest independently-owned insurance agency in Niagara County, with unaudited total revenue and earnings before income taxes for 2003 of $1.9 million and $1.0 million, respectively.

“Our acquisition of Ulrich & Company added a strong performer that elevates our position as a financial services provider in the region,” Tilley said. “This transaction signals our commitment to expanding noninterest income, and is expected to be accretive to earnings.”

Holding Company Reorganization

Evans Bancorp, Inc. also announced on October 1, the reorganization of its corporate structure. The Company received approval from the Federal Reserve Bank of New York to become a financial holding company, in the third quarter. This will enable the Company to grow as a diversified financial services company in a more effective and efficient manner.

Trust Preferred Securities Issued

Furthermore, the Company announced that it has raised $11 million through a trust preferred securities offering which closed on October 1, 2004. The trust preferred securities are expected to qualify as Tier I capital for regulatory purposes and will bear a floating interest rate equal to three-month LIBOR plus 2.65%.

A portion of the proceeds from the trust preferred securities was used to finance the acquisition of Ulrich & Company. The Company intends to use the balance of the proceeds from the trust preferred securities offering to provide working capital for subsidiaries and for various business activities, including internal and external growth.

Dividend Increased

During the third quarter the Board of Directors also declared a semi-annual dividend of thirty-four cents ($0.34) per share, bringing the 2004 dividend payout to sixty-seven cents ($0.67) per share, an 6.4% increase in dividends paid in comparison to 2003.

Outlook:

“The Company’s performance during the first three quarters of 2004 has been very solid”, Tilley said. “With asset growth of 28%, a 25% jump in deposits, a 19.3% increase in net interest income, and a 26.5% increase in revenue from our insurance business, we believe we are making significant progress at executing our growth strategy. The addition of Ulrich & Company, on October 1, 2004, will result in immediate and significant growth to our insurance revenue and non-interest income. We also expect to see a continuation of the very strong asset quality that we have experienced throughout 2004.”

Attached are Financial Highlights and Unaudited Consolidated Balance Sheets, Statements of Income, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc

A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday, October 27, 2004 to discuss performance results for the third quarter 2004 at 1-888-482-0024 (request Evans Bancorp Conference Call – passcode 90129897). An audio recording will be available one hour after the call through November 3, 2004 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 88413290. The call will also be simultaneously broadcast live over the Internet through a link located at the following location: http://www.evansbancorp.com/investRel_conf.cfm and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is a financial holding company and is the parent of Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $429.4 million in assets and approximately $333.0 million in deposits at September 30, 2004. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with eleven offices in Western New York, is an indirectly, wholly-owned subsidiary of Evans Bancorp Inc. Evans National Bank owns 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC. AND SUBSIDIARY
UNAUDITED FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,
	2004	2003	Change

	(In thousands except share and per share amounts)
Performance
Net Income	$1,074	$1,009	6.4%
Per Common Share:
Basic Earnings	$0.43	$0.41	4.9%
Diluted Earnings	$0.43	$0.41	4.9%
Common shares outstanding
Average-diluted	2,472,845	2,452,705	0.8%
Period end	2,472,046	2,432,309	1.6%
Return on (annualized)
Average total assets	1.08%	1.23%
Average stockholder’s equity	12.50%	12.68%
Net interest income	$3,247	$2,519	28.9%
Yield on average earning assets	4.96%	4.86%
Cost of interest-bearing liabilities	1.63%	1.86%
Net interest spread	3.33%	3.00%
Contribution of interest-free funds	0.26%	0.36%
Net interest margin	3.59%	3.36%
Net recoveries (charge-offs) to average total
loans (annualized)	0.01%	(0.01%)
Loan quality
Nonaccrual loans	$487	$228
Accruing loans past due 90 days or more	$6	$39

Total non-performing loans	$493	$267
Non-performing loans to total loans	0.24%	0.15%
Allowance for loan losses to total loans	1.44%	1.41%

EVANS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
September 30, 2004 and December 31, 2003
(Unaudited)
	September 30,	December 31,
	2004	2003
	(In thousands except share and
	per share amounts)
ASSETS
Cash and due from banks	$20,628	$8,509
Federal funds sold	—	—

Total cash and cash equivalents	20,628	8,509
Interest bearing accounts in other banks	984	98
Securities:
Available-for-sale, at fair value	174,386	116,807
Held-to-maturity, at amortized cost	5,066	3,749
Loans, net	203,839	185,528
Properties and equipment, net	7,425	5,982
Goodwill	2,945	2,945
Intangible assets	1,742	1,177
Bank-owned life insurance	7,890	7,323
Other assets	4,540	2,559

TOTAL ASSETS	$429,445	$334,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$53,520	$51,885
NOW accounts	10,861	11,464
Regular savings	167,813	105,599
Time deposits	100,854	97,377

Total deposits	333,048	266,325
Other borrowed funds	48,451	25,388
Securities sold under agreements to repurchase	7,327	5,460
Dividend Payable	842	—
Other liabilities	5,005	4,180

Total liabilities	394,673	301,353

STOCKHOLDERS’ EQUITY
Common stock, $.50 par value; 10,000,000 shares authorized;
2,491,188 and 2,459,246 shares issued, respectively, and
2,472,046 and 2,444,285 shares outstanding, respectively	1,245	1,230
Capital surplus	20,194	19,359
Retained earnings	12,815	11,145
Accumulated other comprehensive income, net of tax	975	1,918
Less: Treasury stock, at cost (19,142 and 14,961 shares, respectively)	(457)	(328)

Total stockholders' equity	34,772	33,324

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$429,445	$334,677

EVANS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Three Months and Nine Months ended September 30, 2004 and 2003 (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

	(In thousands except share		(In thousands except share
INTEREST INCOME	and per share amounts)		and per share amounts)
Loans	$3,006	$2,678	$8,661	$7,996
Federal funds sold & interest on deposits in other banks	23	14	74	77
Securities:
Taxable	926	380	2,508	1,557
Non-taxable	524	573	1,617	1,714

Total interest income	4,479	3,645	12,860	11,344
INTEREST EXPENSE
Interest on deposits	1,049	961	2,907	3,002
Interest on borrowings	183	165	546	459

Total interest expense	1,232	1,126	3,453	3,461
NET INTEREST INCOME	3,247	2,519	9,407	7,883
PROVISION FOR LOAN LOSSES	121	120	394	360

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,126	2,399	9,013	7,523
NON-INTEREST INCOME:
Service charges	484	451	1,394	1,353
Insurance service and fees	1,143	897	3,539	2,797
Commission fees	16	56	104	168
Net gain on sales of securities	24	59	168	271
Premiums on loans sold	3	57	11	102
Other	360	515	1,085	1,304

Total non-interest income	2,030	2,035	6,301	5,995
NON-INTEREST EXPENSE:
Salaries and employee benefits	1,920	1,742	5,775	5,028
Occupancy	529	349	1,335	1,096
Supplies	66	54	222	222
Repairs and maintenance	124	81	334	296
Advertising and public relations	90	56	263	203
Professional services	170	98	533	553
FDIC assessments	12	11	33	29
Other insurance	85	82	257	212
Other	719	659	2,143	1,876

Total non-interest expense	3,715	3,132	10,895	9,515

Income before income taxes	1,441	1,302	4,419	4,003
INCOME TAXES	367	293	1,098	908

NET INCOME	$1,074	$1,009	$3,321	$3,095

Net income per common share-basic	$0.43	$0.41	$1.34	$1.26

Net income per common share-diluted	$0.43	$0.41	$1.34	$1.26

Weighted average number of common shares	2,472,205	2,452,318	2,474,040	2,454,276

Weighted average number of diluted shares	2,472,845	2,452,705	2,475,480	2,454,612

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
AverageInterest				Average	Interest
Outstanding		Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(in thousands)			(in thousands)
ASSETS
Interest-earning assets:
Loans, net	$200,781	$3,006	5.99%	$171,938	$2,678	6.23%
Taxable investments	104,882	926	3.53%	70,645	380	2.15%
Tax-exempt investments	49,578	524	4.23%	53,131	573	4.31%
Time deposits-other bank	1,071	4	1.49%	872	5	2.29%
Federal funds sold	5,044	19	1.51%	3,648	9	0.99%

Total interest-earning assets	361,356	$4,479	4.96%	300,234	$3,645	4.86%

Noninterest-earning assets
Cash and due from banks	10,471			8,953
Premises and equipment, net	7,318			5,387
Other assets	17,600			14,792

Total Assets	$396,745			$329,366

LIABILITIES & STOCKHOLDERS’
EQUITY
Interest-bearing liabilities
Now accounts	$11,207	$6	0.21%	$11,259	$6	0.21%
Savings deposits	155,456	385	0.99%	107,059	220	0.82%
Time deposits	105,996	658	2.48%	102,981	735	2.85%
Fed funds purchased	2,810	11	1.57%	650	2	1.23%
Securities sold u/a to
repurchase	6,997	14	0.80%	6,033	13	0.86%
FHLB advances	18,755	153	3.26%	13,573	145	4.27%
Notes payable	667	5	2.40%	852	5	2.35%

Total interest-bearing liabilities	301,888	$1,232	1.63%	242,407	$1,126	1.86%

Noninterest-bearing liabilities
Demand deposits	55,138			50,825
Other	5,339			4,303

Total liabilities	$362,365			$297,535
Stockholders’ equity	34,380			31,831

Total Liabilities and Stockholders’
Equity	$396,745			$329,366

Net interest earnings		$3,247			$2,519

Net yield on interest earning assets			3.59%			3.36%